Exhibit 99.1

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035 www.nanometrics.com	Tel: 408.435.9600 Fax: 408.232.5910

News Release

Agency Contact: Bruce Hokanson Loomis Group 360.574.4000, 360.574.4447 fax email: hokansonb@loomisgroup.com	Company Contact: Douglas McCutcheon Nanometrics Incorporated 408.435.9600 , 408.232.5910 fax email: dmccutcheon@nanometrics.com

Nanometrics Reports Financial Results for the Third Quarter of 2006

MILPITAS, California, November 2, 2006 — Nanometrics Incorporated (Nasdaq: NANO), a leading supplier of advanced integrated and standalone metrology equipment to the semiconductor industry, today announced its results for the third quarter ended September 30, 2006.

Revenues for the third quarter were $29.1 million, representing a 24 percent increase over second quarter 2006 revenues of $23.4 million and a 104 percent increase over revenues of $14.2 million for the third quarter of 2005. Net loss for the third quarter of 2006 was $6.6 million or $0.39 per share. This compares to a net loss of $2.2 million or $0.16 per share for the second quarter of 2006 and a net loss of $3.4 million or $0.26 per share for the third quarter of 2005.

Included in the net loss for the third quarter of 2006 are non-cash charges of $2.3 million for amortization of acquired identifiable intangible assets and $1.4 million for stock-based compensation expenses as required with the adoption of Financial Accounting Standard 123R.

“While the integration is well underway, it will take a few quarters to fully integrate Nanometrics and Accent Optical Technologies into a single company and realize the financial benefits of the combination, including reduced manufacturing and overhead costs,” commented John Heaton, president and chief executive officer of Nanometrics. “I am satisfied with the progress and pleased that we are exiting 2006 a larger, more competitive company than we were at the beginning of the year. In addition, the overlay metrology market has emerged as a promising opportunity for Nanometrics, and our recently-announced cross-licensing agreement is an example of our expanding leadership in patterning-related metrology.”

“The third quarter of 2006 represents the first period of combined results following our acquisition of Accent Optical on July 21, 2006,” added Douglas J. McCutcheon, chief financial officer of Nanometrics. “The results for the quarter are affected by acquisition accounting adjustments, which will continue to impact our results for the remainder of 2006. At the same time, the fact that we have more than doubled quarterly revenues in the last year is indicative of our increased scale as a company.”

About Nanometrics: Nanometrics is a leader in the design, manufacture and marketing of high-performance process control metrology systems used in semiconductor manufacturing. Nanometrics metrology systems measure various thin film properties, critical dimensions, overlay control and optical, electrical and material properties, including the structural composition of silicon and compound semiconductor devices, during various steps of the manufacturing process. These systems enable semiconductor manufacturers to improve yields, increase productivity and lower their manufacturing costs. The Company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on the NASDAQ Global Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

A conference call to discuss results for the third quarter of 2006 will be held today, November 2, 2006, at 5:30 p.m. ET (2:30 p.m. PT). To participate in the earnings conference call, the dial-in numbers are 800-798-2864 for domestic callers and 617-614-6206 for international callers. The passcode is 97729996. If you are unable to participate during the live conference call, a webcast will be made available on the Nanometrics website at www.nanometrics.com.

Forward Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding Nanometrics’ expected results for its most recently completed fiscal quarter, which may be subject to adjustment in our quarterly report on Form 10-Q, as well as statements made by our CEO and CFO concerning the Company’s expected operating performance in future periods. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause Nanometrics’ actual financial results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and actual events or results may differ materially. Nanometrics cannot provide any assurance that its future results will meet expectations. For additional information and considerations regarding the risks faced by Nanometrics, see its annual report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission, as well as other periodic reports filed with the SEC from time to time including its quarterly reports on Form 10-Q. Other factors that may impact our reported results include challenges in integrating the operations of recently- acquired companies such as Accent Optical and Soluris, purchase accounting adjustments to our earnings related to acquired businesses and compliance with changes in accounting rules, such as FAS 123R. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, Nanometrics cannot guarantee future results, levels of activity, performance or achievements. In addition, neither Nanometrics nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements. Nanometrics disclaims any obligation to update information contained in any forward-looking statement.

NANOMETRICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands except share amounts)

(Unaudited)

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$15,126	$40,445
Short-term investments	—	4,949
Accounts receivable, net of allowances of $778 and $592	27,533	18,983
Inventories	47,916	25,656
Prepaid expenses and other	4,710	1,259

Total current assets	95,285	91,292
Property, plant and equipment, net	43,247	42,928
Goodwill	51,993	—
Intangible assets	30,727	639
Other assets	2,168	1,441

Total assets	$223,420	$136,300

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$—	$1,186
Accounts payable	9,254	3,060
Accounts payable to related party	534	288
Accrued payroll and related expenses	4,609	1,540
Deferred revenue	12,743	3,448
Other current liabilities	10,112	3,869
Income taxes payable	958	770
Current portion of debt obligations	354	400

Total current liabilities	38,564	14,561
Deferred income taxes	160	—
Debt obligations	1,136	1,396

Total liabilities	39,860	15,957
Shareholders’ equity
Common stock, no par value; 50,000,000 shares authorized; 18,026,167 and 12,990,894 outstanding	176,347	107,294
Additional paid-in capital	3,355	—
Retained earnings	2,174	12,218
Accumulated other comprehensive income	1,684	831

Total shareholders’ equity	183,560	120,343

Total liabilities and shareholders’ equity	$223,420	$136,300

NANOMETRICS INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2006	October 1, 2005	September 30, 2006	October 1, 2005
Net revenues:
Products	$24,772	$11,772	$60,865	$49,317
Service	4,319	2,459	10,592	7,000

Total net revenues	29,091	14,231	71,457	56,317

Costs and expenses:
Cost of product sales	14,599	6,234	33,220	24,429
Cost of service	4,780	2,629	11,340	7,810
Research and development	4,208	3,291	9,798	10,126
Selling	5,850	2,395	12,892	8,389
General and administrative	5,447	3,348	14,303	7,746
Asset impairment	—	—	—	2,232
Merger termination fee	—	—	—	(8,300)

Total costs and expenses	34,884	17,897	81,553	52,432

Income (loss) from operations	(5,793)	(3,666)	(10,096)	3,885
Other income (expense):
Interest income	156	288	787	611
Interest expense	(13)	—	(44)	(35)
Other, net	(648)	(18)	(375)	(494)

Total other income (expense), net	(505)	270	368	82

Income (loss) before income taxes	(6,298)	(3,396)	(9,728)	3,967
Provision for income taxes	268	7	316	398

Net income (loss)	$(6,566)	$(3,403)	$(10,044)	$3,569

Net income (loss) per share:
Basic	$(0.39)	$(0.26)	$(0.70)	$0.28

Diluted	$(0.39)	$(0.26)	$(0.70)	$0.27

Shares used in per share computation:
Basic	16,957	12,854	14,354	12,686

Diluted	16,957	12,854	14,354	13,448